Exhibit 99.1

Infinera Corporation Reports Second Quarter 2016 Financial Results

Sunnyvale, Calif., July 27, 2016 - Infinera Corporation (NASDAQ: INFN), provider of Intelligent Transport Networks, today released financial results for the second quarter of 2016 ended June 25, 2016.

GAAP revenue for the quarter was $258.8 million compared to $244.8 million in the first quarter of 2016 and $207.3 million in the second quarter of 2015.

GAAP gross margin for the quarter was 47.8% compared to 47.5% in the first quarter of 2016 and 46.7% in the second quarter of 2015. GAAP operating margin for the quarter was 6.2% compared to 6.1% in the first quarter of 2016 and 8.0% in the second quarter of 2015.

GAAP net income for the quarter was $11.5 million, or $0.08 per diluted share, compared to $12.0 million, or $0.08 per diluted share, in the first quarter of 2016, and $17.9 million, or $0.13 per diluted share, in the second quarter of 2015.

Non-GAAP revenue for the quarter was $259.0 million compared to $245.0 million in the first quarter of 2016 and $207.3 million in the second quarter of 2015.

Non-GAAP gross margin for the quarter was 50.4% compared to 50.2% in the first quarter of 2016 and 47.4% in the second quarter of 2015. Non-GAAP operating margin for the quarter was 13.2% compared to 12.3% in the first quarter of 2016 and 13.0% in the second quarter of 2015.

Non-GAAP net income for the quarter was $30.9 million, or $0.21 per diluted share, compared to $28.0 million, or $0.19 per diluted share, in the first quarter of 2016, and $25.7 million, or $0.18 per diluted share, in the second quarter of 2015.

A further explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the GAAP equivalents can be found at the end of this release.

“While I am very pleased with our second quarter and year to date financial results, demand is softening in certain areas of our business and we face a difficult near-term revenue outlook,” said Tom Fallon, Infinera’s Chief Executive Officer. “Despite the current challenges, I am confident that by continuing to deliver the differentiated technologies and superior service that our customers have come to expect, we will earn significant market share over time across all of the markets that we serve."

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its second quarter 2016 results and its outlook for the third quarter of 2016 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events & Webcasts section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue	Investors: Jeff Hustis
Tel. +1 (916) 595-8157	Tel. +1 (408) 213-7150
avue@infinera.com	jhustis@infinera.com

About Infinera
Infinera provides Intelligent Transport Networks, enabling carriers, cloud operators, governments and enterprises to scale network bandwidth, accelerate service innovation and simplify optical network operations. Infinera’s end-to-end packet-optical portfolio is designed for long-haul, subsea, data center interconnect and metro applications. Infinera’s unique large scale photonic integrated circuits enable innovative optical networking solutions for the most demanding networks. To learn more about Infinera visit www.infinera.com, follow us on Twitter @Infinera and read our latest blog posts at blog.infinera.com.
Forward-Looking Statements
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera’s ability to continue to deliver the differentiated technologies and superior service that its customers have come to expect, and Infinera's ability to earn significant market share over time across all of the markets that it serves. Forward-looking statements can also be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include delays in the development and introduction of new products or updates to existing products and market acceptance of these products; Infinera’s ability to successfully integrate the Infinera and Transmode businesses; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; Infinera’s ability to respond to rapid technological changes; Infinera’s reliance on single-source suppliers; aggressive business tactics by Infinera’s competitors; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; global macroeconomic conditions; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Quarterly Report on Form 10-Q for the quarter ended on March 26, 2016 as filed with the SEC on May 4, 2016, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude non-cash stock-based compensation expenses, acquisition-related costs, certain purchase accounting adjustments related to Infinera's acquisition of Transmode AB, which closed during the third quarter of 2015, and amortization of debt discount on Infinera’s convertible senior notes. Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income, basic and diluted net income per share, gross margin or operating margin prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.” Infinera anticipates disclosing forward-looking non-GAAP information in its conference call to discuss its second quarter 2016 results, including an estimate of certain non-GAAP financial measures for the third quarter of 2016 that excludes non-cash stock-based compensation expenses, acquisition-related costs, certain purchase accounting adjustments related to Infinera's acquisition of Transmode AB and amortization of debt discount on Infinera’s convertible senior notes.

A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.

Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
GAAP Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 25, 2016	June 27, 2015	June 25, 2016	June 27, 2015
Revenue:
Product	$227,532	$178,982	$443,614	$339,825
Services	31,290	28,364	60,026	54,383
Total revenue	258,822	207,346	503,640	394,208
Cost of revenue:
Cost of product	122,438	99,491	240,500	188,997
Cost of services	12,638	11,059	23,056	20,303
Total cost of revenue	135,076	110,550	263,556	209,300
Gross profit	123,746	96,796	240,084	184,908
Operating expenses:
Research and development	59,541	43,421	113,686	82,678
Sales and marketing	30,465	21,535	60,474	42,577
General and administrative	17,658	15,310	34,971	27,966
Total operating expenses	107,664	80,266	209,131	153,221
Income from operations	16,082	16,530	30,953	31,687
Other income (expense), net:
Interest income	595	551	1,117	965
Interest expense	(3,176)	(2,947)	(6,331)	(5,837)
Other gain (loss), net:	(714)	4,780	(928)	5,081
Total other income (expense), net	(3,295)	2,384	(6,142)	209
Income before income taxes	12,787	18,914	24,811	31,896
Provision for income taxes	1,475	1,008	1,691	1,624
Net income	11,312	17,906	23,120	30,272
Less: Net loss attributable to noncontrolling interest	(171)	—	(378)	—
Net income attributable to Infinera Corporation	$11,483	$17,906	$23,498	$30,272
Net income per common share attributable to Infinera Corporation:
Basic	$0.08	$0.14	$0.17	$0.23
Diluted	$0.08	$0.13	$0.16	$0.22
Weighted average shares used in computing net income per common share:
Basic	142,396	130,349	141,600	129,094
Diluted	145,891	140,642	146,385	138,973

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended						Six Months Ended
	June 25, 2016		March 26, 2016		June 27, 2015		June 25, 2016		June 27, 2015
Reconciliation of Revenue:
U.S. GAAP as reported	$258,822		$244,818		$207,346		$503,640		$394,208
Acquisition-related deferred revenue adjustment(1)	174		226		—		400		—
Non-GAAP as adjusted	$258,996		$245,044		$207,346		$504,040		$394,208

Reconciliation of Gross Profit:
U.S. GAAP as reported	$123,746	47.8%	$116,338	47.5%	$96,796	46.7%	$240,084	47.7%	$184,908	46.9%
Stock-based compensation(2)	1,658		1,532		1,493		3,190		2,736
Acquisition-related deferred revenue adjustment(1)	174		226		—		400		—
Amortization of acquired intangible assets(3)	4,998		4,870		—		9,868		—
Acquisition-related costs(4)	40		39		—		79		—
Non-GAAP as adjusted	$130,616	50.4%	$123,005	50.2%	$98,289	47.4%	$253,621	50.3%	$187,644	47.6%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$107,664		$101,467		$80,266		$209,131		$153,221
Stock-based compensation(2)	9,335		6,455		6,716		15,790		12,681
Amortization of acquired intangible assets(3)	1,584		1,632		—		3,216		—
Acquisition-related costs(4)	402		488		2,264		890		2,726
Non-GAAP as adjusted	$96,343		$92,892		$71,286		$189,235		$137,814

Reconciliation of Income from Operations:
U.S. GAAP as reported	$16,082	6.2%	$14,871	6.1%	$16,530	8.0%	$30,953	6.1%	$31,687	8.0%
Stock-based compensation(2)	10,993		7,987		8,209		18,980		15,417
Acquisition-related deferred revenue adjustment(1)	174		226		—		400		—
Amortization of acquired intangible assets(3)	6,582		6,502		—		13,084		—
Acquisition-related costs(4)	442		527		2,264		969		2,726
Non-GAAP as adjusted	$34,273	13.2%	$30,113	12.3%	$27,003	13.0%	$64,386	12.8%	$49,830	12.6%

	Three Months Ended			Six Months Ended
	June 25, 2016	March 26, 2016	June 27, 2015	June 25, 2016	June 27, 2015
Reconciliation of Net Income Attributable to Infinera Corporation:
U.S. GAAP as reported	$11,483	$12,015	$17,906	$23,498	$30,272
Stock-based compensation(2)	10,993	7,987	8,209	18,980	15,417
Acquisition-related deferred revenue adjustment(1)	174	226	—	400	—
Amortization of acquired intangible assets(3)	6,582	6,502	—	13,084	—
Acquisition-related costs(4)	862	527	2,264	1,389	2,726
Acquisition-related forward contract (gain) loss(5)	—	—	(4,782)	—	(4,782)
Amortization of debt discount(6)	2,331	2,274	2,109	4,605	4,166
Income tax effects(7)	(1,510)	(1,502)	—	(3,012)	—
Non-GAAP as adjusted	$30,915	$28,029	$25,706	$58,944	$47,799

Net Income per Common Share Attributable to Infinera Corporation - Basic:
U.S. GAAP as reported	$0.08	$0.09	$0.14	$0.17	$0.23
Non-GAAP as adjusted	$0.22	$0.20	$0.20	$0.42	$0.37
Net Income per Common Share Attributable to Infinera Corporation - Diluted:
U.S. GAAP as reported	$0.08	$0.08	$0.13	$0.16	$0.22
Non-GAAP as adjusted	$0.21	$0.19	$0.18	$0.40	$0.34
Weighted Average Shares Used in Computing Net Income per Common Share:
Basic	142,396	140,805	130,349	141,600	129,094
Diluted	145,851	146,880	140,642	146,366	138,973
_____________________________

(1)
Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in the Transmode acquisition. The revenue for these support contracts is deferred and typically recognized over a one year period, so Infinera's GAAP revenue for the one year period after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to the revenue from these support contracts are useful to investors as an additional means to reflect revenue trends of Infinera's business.

(2)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock

Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Six Months Ended
	June 25, 2016	March 26, 2016	June 27, 2015	June 25, 2016	June 27, 2015
Cost of revenue	$746	$673	$613	$1,419	$1,095
Research and development	3,904	2,321	2,817	6,225	5,395
Sales and marketing	2,945	2,235	2,070	5,180	3,791
General and administration	2,486	1,899	1,829	4,385	3,495
	10,081	7,128	7,329	17,209	13,776
Cost of revenue - amortization from balance sheet*	912	859	880	1,771	1,641
Total stock-based compensation expense	$10,993	$7,987	$8,209	$18,980	$15,417
 _____________________________

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods and recognized in the current period.

(3)
Amortization of acquisition-related intangible assets consists of amortization of developed technology, trade names, and customer relationships acquired in connection with the Transmode acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP operating expenses, gross margin and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(4)
Acquisition-related costs associated with the Transmode acquisition include legal, financial, employee retention costs and other professional fees incurred in connection with the transaction, including squeeze-out proceedings. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(5)
In April 2015, Infinera entered into a foreign currency forward contract and in July 2015, Infinera entered into a series of foreign currency exchange option contracts to hedge currency exposures associated with the cash portion of the offer to acquire Transmode. The forward contract and option contracts were subsequently closed during the third quarter of 2015. The net change in the fair value of the forward contract and option contracts impacted Infinera's financial statements for the current interim reporting period. Management has excluded the impact of these gains and losses in arriving at Infinera's non-GAAP results because they are non-recurring and management believes that these gains are not indicative of ongoing operating performance.

(6)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on its $150 million 1.75% convertible debt issuance in May 2013 over the term of the notes. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(7)	The difference between the GAAP and non-GAAP tax is due to the net tax effects of the purchase accounting adjustments and acquisition-related costs related to the Transmode acquisition.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	June 25, 2016	December 26, 2015
ASSETS
Current assets:
Cash and cash equivalents	$138,380	$149,101
Short-term investments	119,370	125,561
Short-term restricted cash	24,942	—
Accounts receivable, net of allowance for doubtful accounts of $630 in 2016 and 2015	193,414	186,243
Inventory	202,280	174,699
Prepaid expenses and other current assets	29,210	29,511
Total current assets	707,596	665,115
Property, plant and equipment, net	120,095	110,861
Intangible assets	142,108	156,319
Goodwill	189,982	191,560
Long-term investments	87,944	76,507
Cost-method investment	14,500	14,500
Long-term restricted cash	5,355	5,310
Other non-current assets	4,194	4,009
Total assets	$1,271,774	$1,224,181
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$83,875	$92,554
Accrued expenses	36,466	33,736
Accrued compensation and related benefits	41,461	49,887
Accrued warranty	17,737	17,889
Deferred revenue	47,277	42,977
Total current liabilities	226,816	237,043
Long-term debt, net	128,328	123,327
Accrued warranty, non-current	23,252	20,955
Deferred revenue, non-current	19,671	13,881
Deferred tax liability	33,264	35,731
Other long-term liabilities	18,182	16,183
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares - 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value
Authorized shares - 500,000 as of June 25, 2016 and December 26, 2015
Issued and outstanding shares - 143,141 as of June 25, 2016 and 140,197 as of December 26, 2015	143	140
Additional paid-in capital	1,325,238	1,300,301
Accumulated other comprehensive income (loss)	(1,737)	1,123
Accumulated deficit	(515,915)	(539,413)
Total Infinera Corporation stockholders' equity	807,729	762,151
Noncontrolling interest	14,532	14,910
Total stockholders’ equity	822,261	777,061
Total liabilities and stockholders’ equity	$1,271,774	$1,224,181

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 25, 2016	June 27, 2015
Cash Flows from Operating Activities:
Net income	$23,120	$30,272
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,891	12,850
Amortization of debt discount and issuance costs	5,001	4,524
Amortization of premium on investments	733	1,792
Stock-based compensation expense	18,980	15,417
Other loss (gain)	84	(4,780)
Changes in assets and liabilities:
Accounts receivable	(7,404)	45,140
Inventory	(31,304)	(12,774)
Prepaid expenses and other assets	(328)	(1,080)
Accounts payable	(7,339)	(23,597)
Accrued liabilities and other expenses	(5,528)	1,491
Deferred revenue	10,129	4,216
Accrued warranty	2,165	1,399
Net cash provided by operating activities	38,200	74,870
Cash Flows from Investing Activities:
Purchase of available-for-sale investments	(97,051)	(112,940)
Proceeds from sales of available-for-sale investments	—	9,998
Proceeds from maturities of investments	91,714	143,483
Purchase of property and equipment	(23,278)	(16,098)
Change in restricted cash	(60)	290
Net cash provided by (used in) investing activities	(28,675)	24,733
Cash Flows from Financing Activities:
Security pledge to acquire noncontrolling interest	(24,942)	—
Proceeds from issuance of common stock	8,586	16,488
Minimum tax withholding paid on behalf of employees for net share settlement	(3,082)	(4,561)
Net cash provided by (used in) financing activities	(19,438)	11,927
Effect of exchange rate changes on cash	(808)	(7)
Net change in cash and cash equivalents	(10,721)	111,523
Cash and cash equivalents at beginning of period	149,101	86,495
Cash and cash equivalents at end of period	$138,380	$198,018
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$3,237	$1,481
Cash paid for interest	$1,410	$1,313
Supplemental schedule of non-cash investing activities:
Transfer of inventory to fixed assets	$4,009	$2,205

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q3'14	Q4'14	Q1'15	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16
Revenue ($ Mil)	$173.6	$186.3	$186.9	$207.3	$232.5	$260.0	$244.8	$258.8
GAAP Gross Margin %	43.4%	45.3%	47.2%	46.7%	44.2%	44.5%	47.5%	47.8%
Non-GAAP Gross Margin %(1)	44.2%	46.1%	47.8%	47.4%	47.5%	48.3%	50.2%	50.4%
Revenue Composition:
Domestic %	70%	58%	68%	75%	68%	62%	71%	64%
International %	30%	42%	32%	25%	32%	38%	29%	36%
Customers >10% of Revenue	1	1	2	3	2	2	3	2
Cash Related Information:
Cash from Operations ($ Mil)	$22.3	$18.7	$19.8	$55.0	$32.5	$25.8	$10.0	$28.2
Capital Expenditures ($ Mil)	$4.4	$8.8	$7.4	$8.7	$10.6	$15.3	$10.8	$12.5
Depreciation & Amortization ($ Mil)	$6.5	$6.6	$6.6	$6.3	$9.2	$13.7	$14.7	$15.2
DSO’s	71	76	64	48	55	65	69	68
Inventory Metrics:
Raw Materials ($ Mil)	$11.6	$15.2	$22.4	$30.2	$24.2	$27.9	$33.1	$39.1
Work in Process ($ Mil)	$44.4	$50.0	$45.9	$43.9	$48.5	$52.6	$59.4	$61.0
Finished Goods ($ Mil)	$74.8	$81.3	$88.9	$83.1	$97.2	$94.2	$97.2	$102.2
Total Inventory ($ Mil)	$130.8	$146.5	$157.2	$157.2	$169.9	$174.7	$189.7	$202.3
Inventory Turns(2)	3.0	2.7	2.5	2.8	2.9	3.1	2.6	2.5
Worldwide Headcount	1,456	1,495	1,530	1,598	1,978	2,056	2,128	2,218

(1)
Non-GAAP adjustments include non-cash stock-based compensation expense, certain purchase accounting adjustments related to Infinera's acquisition of Transmode and amortization of acquired intangible assets. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.

(2)
Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for non-cash stock-based compensation expense and certain purchase accounting adjustments, divided by the average inventory for the quarter.